AMENDMENT NO. 6

TO

AMENDED AND RESTATED

MASTER DISTRIBUTION PLAN

(CLASS B SHARES)

(SECURITIZATION FEATURE)

The Amended and Restated Master Distribution Plan (the “Plan”), dated as of August 18, 2003, pursuant to Rule 12b-1, is hereby amended, effective March 31, 2004, as follows:

1. Schedule A to the Plan is hereby deleted and replaced in its entirety with Schedule A attached hereto.

All other terms and provisions of the Plan not amended hereby shall remain in full force and effect.

Dated: March 31, 2004

SCHEDULE A

AMENDED AND RESTATED

MASTER DISTRIBUTION PLAN

(CLASS B SHARES)

DISTRIBUTION AND SERVICE FEES

The Fund shall pay the Distributor or the Assignee as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class B Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below to the average daily net assets of the Class B Shares of the Portfolio. Average daily net assets shall be computed in a manner used for the determination of the offering price of Class B Shares of the Portfolio.

AIM EQUITY FUNDS	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolios
AIM Aggressive Growth Fund	0.75%	0.25%	1.00%
AIM Basic Value II Fund	0.75%	0.25%	1.00%
AIM Blue Chip Fund	0.75%	0.25%	1.00%
AIM Capital Development Fund	0.75%	0.25%	1.00%
AIM Charter Fund	0.75%	0.25%	1.00%
AIM Constellation Fund	0.75%	0.25%	1.00%
AIM Core Strategies Fund	0.75%	0.25%	1.00%
AIM Dent Demographic Trends Fund	0.75%	0.25%	1.00%
AIM Diversified Dividend Fund	0.75%	0.25%	1.00%
AIM Emerging Growth Fund	0.75%	0.25%	1.00%
AIM Large Cap Basic Value Fund	0.75%	0.25%	1.00%
AIM Large Cap Growth Fund	0.75%	0.25%	1.00%
AIM Mid Cap Growth Fund	0.75%	0.25%	1.00%
AIM U.S. Growth Fund	0.75%	0.25%	1.00%
AIM Weingarten Fund	0.75%	0.25%	1.00%

AIM FUNDS GROUP	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolios
AIM Balanced Fund	0.75%	0.25%	1.00%
AIM Basic Balanced Fund	0.75%	0.25%	1.00%
AIM European Small Company Fund	0.75%	0.25%	1.00%
AIM Global Value Fund	0.75%	0.25%	1.00%
AIM International Emerging Growth Fund	0.75%	0.25%	1.00%
AIM Mid Cap Basic Value Fund	0.75%	0.25%	1.00%
AIM Premier Equity Fund	0.75%	0.25%	1.00%
AIM Select Equity Fund	0.75%	0.25%	1.00%
AIM Small Cap Equity Fund	0.75%	0.25%	1.00%

AIM GROWTH SERIES	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolios
AIM Basic Value Fund	0.75%	0.25%	1.00%
AIM Global Equity Fund	0.75%	0.25%	1.00%
AIM Mid Cap Core Equity Fund	0.75%	0.25%	1.00%
AIM Small Cap Growth Fund	0.75%	0.25%	1.00%

AIM INTERNATIONAL MUTUAL FUNDS	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolios
AIM Asia Pacific Growth Fund	0.75%	0.25%	1.00%
AIM European Growth Fund	0.75%	0.25%	1.00%
AIM Global Aggressive Growth Fund	0.75%	0.25%	1.00%
AIM Global Growth Fund	0.75%	0.25%	1.00%
AIM International Growth Fund	0.75%	0.25%	1.00%
INVESCO International Core Equity Fund	0.75%	0.25%	1.00%

AIM INVESTMENT FUNDS	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolios
AIM Developing Markets Fund	0.75%	0.25%	1.00%
AIM Global Health Care Fund	0.75%	0.25%	1.00%
AIM Libra Fund	0.75%	0.25%	1.00%
AIM Trimark Endeavor Fund	0.75%	0.25%	1.00%
AIM Trimark Fund	0.75%	0.25%	1.00%
AIM Trimark Small Companies Fund	0.75%	0.25%	1.00%

AIM INVESTMENT SECURITIES FUNDS	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolios
AIM High Yield Fund	0.75%	0.25%	1.00%
AIM Income Fund	0.75%	0.25%	1.00%
AIM Intermediate Government Fund	0.75%	0.25%	1.00%
AIM Money Market Fund	0.75%	0.25%	1.00%
AIM Municipal Bond Fund	0.75%	0.25%	1.00%
AIM Real Estate Fund	0.75%	0.25%	1.00%
AIM Total Return Bond Fund	0.75%	0.25%	1.00%

AIM SPECIAL OPPORTUNITIES FUNDS	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolios
AIM Opportunities I Fund	0.75%	0.25%	1.00%
AIM Opportunities II Fund	0.75%	0.25%	1.00%
AIM Opportunities III Fund	0.75%	0.25%	1.00%

AIM TAX-EXEMPT FUNDS	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio
AIM High Income Municipal Fund	0.75%	0.25%	1.00%

AIM COMBINATION STOCK & BOND FUNDS	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolios
INVESCO Core Equity Fund	0.75%	0.25%	1.00%
INVESCO Total Return Fund	0.75%	0.25%	1.00%

AIM COUNSELSOR SERIES TRUST	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolios
INVESCO Advantage Health Sciences Fund	0.75%	0.25%	1.00%
INVESCO Multi-Sector Fund	0.75%	0.25%	1.00%

AIM SECTOR FUNDS	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolios
INVESCO Energy Fund	0.75%	0.25%	1.00%
INVESCO Financial Services Fund	0.75%	0.25%	1.00%
INVESCO Gold & Precious Metals Fund	0.75%	0.25%	1.00%
INVESCO Health Sciences Fund	0.75%	0.25%	1.00%
INVESCO Leisure Fund	0.75%	0.25%	1.00%
INVESCO Technology Fund	0.75%	0.25%	1.00%
INVESCO Utilities Fund	0.75%	0.25%	1.00%

AIM STOCK FUNDS	Maximum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolios
INVESCO Dynamics Fund	0.75%	0.25%	1.00%
INVESCO Mid-Cap Growth Fund	0.75%	0.25%	1.00%
INVESCO Small Company Growth Fund	0.75%	0.25%	1.00%